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                                                                  Exhibit 10.21
                                       ESI
                             NON-EMPLOYEE DIRECTORS
                           DEFERRED COMPENSATION PLAN


                                    ARTICLE I

                           NATURE AND PURPOSE OF PLAN

                  1.1 NATURE. The Plan is established by the Company as an unfunded, non-qualified deferred compensation plan for non-employee Directors of the Company.

                  1.2 PURPOSES. The purposes of the Plan are to encourage the Company's non-employee Directors to invest in the future of the Company through ownership of an interest in the Company and to provide flexibility to the Company in attracting and retaining Directors.


                                   ARTICLE II

                      DEFINITIONS AND RULES OF CONSTRUCTION

                  2.1 DEFINITIONS. As used in the Plan, the following words and phrases, when capitalized, have the following meanings:

                  (a) "Account" means a bookkeeping account reflecting the
            amount of a Participant's annual retainer deferred under the Plan.

                  (b) "Beneficiary" means the person or persons designated to receive benefits under the Plan in the event of the Participant's death.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.

                  (e) "Committee" means the committee appointed by the Company pursuant to Article IV to administer the Plan.

                  (f) "Company" means ITT Educational Services, Inc.

                  (g) "Deferred Cash Account" means the Account maintained by the Company reflecting the amount of cash credited to a Participant's Account pursuant to Section 6.2.


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                  (h) "Deferred Share Account" means the Account maintained by the Company reflecting the Shares credited to a Participant's Account pursuant to Section 6.3.

                  (i) "Director" means a member of the Board.

                  (j) "Effective Date" means January 1, 2000.

                  (k) "Eligible Director" means a Director who is not an
            Employee.

                  (l) "Employee" means a person employed by ESI who receives compensation from ESI that is initially reported on a federal wage and tax statement (Form W-2).

                  (m) "ESI" means the Company and all Related Employers.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (o) "Fair Market Value" of the Shares means the last sale
            price on the applicable date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed, or if not listed on any exchange, on the Nasdaq National Market System or any similar system then in use, or if the Shares are not listed on the Nasdaq National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by Nasdaq or any similar system then in use, or, if no quotations are available, the Fair Market Value on such date of one Share as the Board shall determine.

                  (p) "Participant" means a non-employee Director who elects to defer all or a portion of the Director's annual retainer under the Plan.

                  (q) "Payment Date" means each January 1 and July 1.

                  (r) "Plan" means the ESI Non-Employee Directors Deferred
            Compensation Plan, as amended from time to time.

                  (s) "Plan Year" means the twelve (12) month period beginning on the Effective Date and each succeeding twelve month period.

                  (t) "Related Employer" means an employer that, together with the Company, is a part of a controlled group of trades or businesses within the meaning of Code subsection 414(b) or (c) or part of an affiliated service group within the meaning of Code Section 414(m).

                  (u) "Share" means the $.01 par value common stock of the
            Company.

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                  2.2 RULES OF CONSTRUCTION. The following rules of
construction shall govern in interpreting the Plan:

                  (a) Words used in the masculine gender shall be construed to include the feminine gender, where appropriate.

                  (b) Words used in the singular shall be construed to include the plural, where appropriate, and vice versa.

                  (c) If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

                  3.1 ELIGIBILITY. Any Director who is not an Employee is eligible to participate in the Plan.

                  3.2 PARTICIPATION. An Eligible Director shall become a Participant by filing an election form in accordance with the provisions of
Section 6.1. A Participant shall remain a Participant until the Participant has received all payments to which the Participant is entitled under the terms of the Plan.

                  3.3 NEW PARTICIPANTS. The Committee, in its sole discretion, may permit a new Eligible Director to enroll in the Plan during the Plan Year, no later than 30 days after becoming an Eligible Director, and make an election to defer all or a portion of the Director's annual retainer for the remainder of the Plan Year.

                                   ARTICLE IV

                               PLAN ADMINISTRATION

                  4.1 THE COMMITTEE. The Plan shall be administered by a Committee appointed by the Board.

                  4.2 AUTHORITY OF THE COMMITTEE. The Committee shall have sole discretion to make all determinations that may be necessary or advisable for the administration of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, ESI, Participants, and their estates and beneficiaries.


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                  4.3 SECTION 16 COMPLIANCE. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with
Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

                                    ARTICLE V

                          PAYMENT AND DEFERRAL OPTIONS

                  5.1 PAYMENT OPTIONS. Prior to the beginning of each Plan Year, each Eligible Director may elect in writing, in the manner and on the form prescribed by the Committee, to receive payment of the Director's annual retainer for the Plan Year in cash or Shares, in increments of 25% each; provided, however, a Director who elects payment in Shares shall receive that number of Shares equal to the number obtained by dividing the dollar amount of the portion of the annual retainer to be paid in Shares by the Fair Market Value of the Shares determined as of each Payment Date. To the extent the foregoing calculation does not result in a whole number of Shares, the fractional Share shall be paid in cash. In the absence of an election, the annual retainer shall be paid in cash.

                  5.2 TIME OF PAYMENT. In the absence of an election pursuant to
Section 6.1, the annual retainer of an Eligible Director, shall be paid in cash or Shares, as elected by the Director pursuant to Section 5.1, on each Payment Date.

                                   ARTICLE VI

                               DEFERRAL ELECTIONS

                  6.1 MAKING OF ELECTION. Prior to the beginning of each Plan Year, each non-employee Director may elect in writing, in the manner and on the form prescribed by the Committee, to irrevocably defer payment of all or a portion of the Director's annual retainer otherwise payable in cash or Shares, as elected by the Director pursuant to Section 5.1, provided that any deferral of cash pursuant to this Section must be made in increments of 25%, and any deferral of Shares pursuant to this Section must be made in increments of 25%.

                  6.2 DEFERRED CASH ACCOUNT. A Participant's Deferred Cash Account shall be credited each Payment Date, with the cash amounts deferred on behalf of the Participant pursuant to Section 6.1. Interest will be credited to each Deferred Cash Account at the rate of six percent (6%) compounded annually. This assumed interest shall be compounded annually and treated as earned from the date deferred cash is credited to the Deferred Cash Account to the date of distribution.


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                  6.3 DEFERRED SHARE ACCOUNT. A Participant's Deferred Share
Account shall be credited as of each Payment Date with that number of Shares otherwise payable to the Director as of each Payment Date pursuant to Section 5.1, but deferred under this Article, plus any cash dividends attributable to the number of Shares credited to the Participant's Deferred Share Account as of the record date set by the Board for the payment of dividends. Each January 1 and July 1 additional Shares shall be credited to a Participant's Share Account equal to the whole number obtained by dividing the amount of cash credits in the Participant's Share Account as of that date, by the Fair Market Value of Shares on that date.

                  6.4 ANNUAL STATEMENT. Within 90 days following the end of each Plan Year, the Company shall provide to each Participant a written statement reflecting the amount of cash and Shares credited to the Participant's Accounts.

                                   ARTICLE VII

                           PAYMENT OF DEFERRED AMOUNTS

                  7.1 PAYMENT OF ACCOUNTS. No payments may be made from a Participant's Accounts until the Participant terminates service as an Eligible Director. Upon termination of the Participant's service as an Eligible Director for any reason, including death, the Participant's Accounts shall be paid to the Director or the Director's Beneficiary, as the case may be, as soon as administratively possible after Participant ceases to be an Eligible Director. Payment shall be made in a lump sum, with payment from the Deferred Cash Account made in cash and payment from the Deferred Share Account made in Shares, except for any remaining cash dividends credited to the Deferred Share Accounts, which shall be paid in cash.

                  7.2 DESIGNATION OF BENEFICIARY. A Participant may designate a beneficiary or beneficiaries under the Plan to receive payment of the Participant's Accounts upon the Participant's death by submitting a beneficiary designation form to the Committee, in the form and manner provided by the Committee. If no designated beneficiary or beneficiaries survive the Participant, payment of the Participant's Accounts shall be made to the Participant's estate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 ASSIGNABILITY. No right to receive payments under this Plan shall be transferable or assignable by a Participant except by will or by the laws of descent and distribution.

                  8.2 AMENDMENT OR TERMINATION. The Board may at any time and from time to time and in any respect amend or modify this Plan; provided, however, that the Board may not amend this Plan more than once during any six-month period, and provided further, that any amendments requiring shareholder approval in order to maintain the exemption of the Plan under


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Rule 16b-3 of the Securities Exchange Act), as in effect from time to time, shall be subject to approval by the shareholders of the Company in the manner required by the Rule. No amendment, modification or termination of the Plan shall, without the consent of a Participant, reduce the benefits that a Participant has already accrued under the Plan.

                  8.3 FUTURE DIRECTOR TERMS. Nothing in the Plan, nor any action taken under the Plan, shall be construed as giving any Participant a right to continue as a Director or require the Company to nominate or cause the nomination of a Participant for a future term as a Director.

                  8.4 PARTICIPANT'S RIGHTS UNSECURED. The right of any Participant to receive payment of deferred amounts under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside particular assets for the discharge of its obligations, nor shall any Participant have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations under the Plan.

                  8.5 TAX WITHHOLDING. The Company shall withhold from any payment made under the Plan such amounts as may be required by applicable federal, state, or local laws.

                  8.6 GOVERNING LAW. To the extent not preempted by federal law, this Plan shall be governed by, and construed in accordance with, the laws of Indiana, with regard to its conflict of law rules.

                  IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 1st day of October, 1999.


                         ITT EDUCATIONAL SERVICES, INC.


                         By:  /s/ Clark D. Elwood
                              -------------------------
                         Printed Name: Clark D. Elwood

                         Title:  Senior Vice President,
                                 General Counsel and Secretary



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